SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2004

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 13, 2004, the Company’s Board of Directors increased the number of shares available for issuance under the Company’s 2004 Stock Option Plan from 1,500,000 shares to 2,000,000 shares. The plan was initially adopted by the Board on September 22, 2004. The plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, solely to employees, and nonstatutory stock options to employees, officers and directors of, and consultants or advisors to, the Company. The plan is administered by the Compensation Committee of the Company’s Board of Directors. Subject to the restrictions of the plan, the Compensation Committee determines who is granted options, the terms of options granted, including the exercise price, the number of shares subject to the option and the option’s exercisability. At the 2005 annual meeting of stockholders, the Company will present the plan for approval to allow incentive stock options to be granted. If stockholder approval is not obtained, the plan will remain in effect, but all options granted under it will be nonstatutory stock options, and no incentive stock options could be granted.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.110     Aeolus Pharmaceuticals, Inc. 2004 Stock Option Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: December 15, 2004

/s/ RICHARD W. REICHOW
Richard W. Reichow
Executive Vice President and Chief Financial Officer

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